Exhibit 99.2

Investor Presentation April, 2008 www.LifeVantage.com Trading Symbol on OTCBB: LFVN (tm)

Statements in this presentation which are not statements of historical fact are "forward-looking statements" within the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to, and the expectations and assumptions deemed reasonable by Lifevantage Corporation (the "Company") at the time this presentation was made. Although the Company believes that the assumptions underlying such statements are reasonable, it can give no assurance that they will be attained. Factors that could cause actual results to differ materially from expectations include the risks detailed under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-KSB, and risks identified in the Company's quarterly reports on Form 10-QSB and in other materials filed by the Company from time to time with the Securities and Exchange Commission.

$100K Cash Flow Positive in First Six Months of FY 2008 Q1/Q2 FY08: First Quarters of Increasing Cash Flow From Operations since 2005 Expenses Drastically Reduced * In Thousands ** Fiscal Year Ends June 30

New CEO and Management Team In Place Strong Product in High Growth Segment Aggressive Pursuit of New Sales Channels Rollout of Direct Response Commercials Targeted Advertising Substantial International Licensing Agreement Announced in February.

LifeVantage

Management Team:



- David Brown, CEO
  - Seasoned Industry Veteran—Hired January '08
  - CEO & President, Metabolife International
    - Transitioned leading dietary supplement company from direct sales to retail channels
  - President, Natural Balance, Inc.
    - Directed expansion from health food channels to mass-market retail
    - Revenue growth of over 300% in 5 year period
    - Expanded sales internationally to 40+ countries

Protandim®

Peter Baloff, Marketing Authority on health/nutrition marketing Produced over 200 commercials: Princess Cruises, Hallmark, Universal Pictures, Capital Records Natural Products: Jenny Craig, Bally Total Fitness, Natural Balance, Interior Design (Nu-Skin) Jan Strode, Corporate Communications Firestone Tire & Rubber: Handled all government affairs during critical tire recall Sanyo Corporation: Managed global PR strategy Hollis-Eden Pharmaceuticals (HEPH): National and International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs

....because a young body defends itself more efficiently by creating ample amounts of antioxidants to neutralize most of the free-radicals produced in the body. AGING progresses slowly when we're young...

As we grow older the AGING process progresses rapidly

In a sense, aging is your body's way of rusting from the inside out.

This free- radical damage that causes aging is called Oxidative Stress

Clinically proven, patented dietary supplement Increases the body's natural antioxidant protection at the cellular level

AGE Oxidative damage caused by free radicals can be measured by the amount of toxins they produce. Those toxins are called TBARS and increase with age. TBARS (micromolar)

In a peer reviewed, published, human medical study, the amount of oxidative damage (TBARS) was measured in control subjects of all ages, many of whom were taking antioxidant supplements. antioxidant supplements As shown, traditional antioxidant supplements in normal healthy humans do not affect the age-related increase in oxidative damage.

Subjects who take Protandim for 30 days show significant decrease in TBARS Among control subjects of all ages, the acceleration of aging as measured by the amount of oxidative damage (TBARS) has been reduced to the level of a 20 year old.

Anti-aging supplements (about $5 billion)* Anti-aging services and related products (about $50 billion)** Other cosmetic products such as make-up (about $50 billion)*** Exercise equipment (about $5 billion)**** *2005, Nutrition Business Journal **, 2007,Business Communications Co. ***2006,Euromonitor International **** 2007,Sporting Goods Manufacturers Association

Over 20 Independent Human Clinical and Lab Studies Underway at Leading Institutions Including: University of Colorado Denver Health Medical Center Children's Hospital, Denver University of Florida University of Kentucky University of Michigan Louisiana State University Existing & Future Research Ensures Barrier to Entry Patent No.: US 7,241,461, "Compositions for Alleviating Inflammation and Oxidative Stress in a Mammal Altitude sickness Skin cancer Photoaging of the skin Renal failure Osteoarthritis HIV/AIDS-associated lipodystrophy Pulmonary hypertension Periodontal disease Heart disease Coronary artery bypass graft failure Asthma Duchenne muscular dystrophy Metabolic syndrome Non-alcoholic fatty liver disease Optic neuropathy

Japan: Nutranomics Nutranomics: Leading US-based distributor into Japan; veteran of successful product launches in Asian market Manufacture & MLM with in-country strategic partner Manufacture product to precise Protandim(r) standards Push product under their brand name in Japan through distributors Also sell direct through Japanese retail channels

June 2005: 6-Minute Piece on Protandim(r) Aired on Primetime Live Resulted in large sales volume, despite no direct call to action to customer call to action to customer call to action to customer call to action to customer call to action to customer

Directed by award-winning Peter Baloff Expectation: Direct Response with strong call to action will drive large sales volume at low customer acquisition costs. acquisition costs. acquisition costs. acquisition costs. acquisition costs.

Retail Channel: Optimize & Expand Existing Channels: Strong avenues in place (GNC, Vitamin Cottage, Others) Increase in-store promotion and education New Channels: New CEO has strong contacts at major retailers Goal: Market penetration into major health food retailers SuperSupplements

Web Initiatives: Increased web traffic through affiliates & SEO Change look & appeal of website for increased conversion

Sirtris Pharmaceuticals (NASDAQ: SIRT) $330 Million Market Cap R&D Stage Company Resveratrol-based antioxidant solution LifeVantage (OTCBB: LFVN) Aggressive & Experienced New Management Patents & Clinical Data Historical Revenue & High Growth Strategy $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap

www.LifeVantage.com LFVN.OB Jan Strode janstrode@aol.com 619-223-9915 Thank You (tm)